EXHIBIT 5.01

                       September 26, 1994

Board of Directors
Biomet, Inc.
P.O. Box 587
Airport Industrial Park
Warsaw, Indiana  46581-0587

Gentlemen:

     We have acted as counsel to Biomet, Inc., an Indiana corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-4 and Amendment No. 1 thereto (the "Registration Statement") with the Securities and Exchange Commission for the purposes of registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 1,750,000 Common Shares of the Company (the "Common Shares") and 1,750,000 Rights to Purchase Common Shares (the "Rights"). The Common Shares and the Rights are to be offered to shareholders of Kirschner Medical Corporation, a Delaware corporation ("Kirschner"), in connection with the proposed merger (the "Proposed Merger") of Kirschner with Kirschner Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("KAC"), pursuant to an amended Agreement and Plan of Merger by and among the Company, KAC and Kirschner (the "Merger Agreement").

     In connection therewith, we have investigated those questions of law we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for the purpose of this opinion, including:

     1. The Articles of Incorporation of the Company and the Certificate of Incorporation of KAC, together with all amendments thereto;

     2.   The Amended and Restated Bylaws of the Company;

     3.   The Merger Agreement;

     4. Resolutions relating to consummation of the Proposed Merger, the offering of the Common Shares and the Rights and the filing of the Registration Statement, adopted by the Company's Board of Directors (the "Company Resolutions");

     5.   Resolutions relating to consummation of the Proposed
          Merger adopted by KAC's Board of Directors (the "KAC
          Resolutions");

     6.   A specimen certificate representing the Common Shares;

     7.   The Rights Agreement between the Company and Lake City
          Bank, as Rights Agent, dated as of December 2, 1989;
          and

     8.   The Registration Statement.

We have also relied, without investigation as to the accuracy thereof, on other certificates of and oral and written communications from public officials and officers of the Company and KAC.

     For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies; (ii) that the Common Shares and the Rights will be issued pursuant to the terms of the Merger Agreement, as described in the Registration Statement;
(iii) that the Company Resolutions and the KAC Resolutions will not be amended, altered or superseded before the issuance of the Common Shares and the Rights; and (iv) that no changes will occur in the applicable law or the pertinent facts before the issuance of the Common Shares and the Rights.

     Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Common Shares and the Rights are validly authorized and, when (a) the pertinent provisions of the Securities Act and all relevant state securities laws have been complied with and (b) the Common Shares and the Rights have been delivered as contemplated by the Merger Agreement and the Registration Statement, the Common Shares and the Rights will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Legal Matters" in the Prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations relating thereto.

Very truly yours,